EXHIBIT 23.2

[Grant Thornton LLP Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 28, 2012, with respect to the consolidated financial statements included in the Annual Report on Form 10-K/A for the year ended June 30, 2013 of Perceptron, Inc. which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/S/ GRANT THORNTON LLP

Southfield, Michigan

April 4, 2014